                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

            In  accordance  with  Rule  13d-1(k)(1)(iii)  under  the  Securities
Exchange  Act of 1934,  as amended,  the persons  named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 13,
2007 (including amendments thereto) with respect to the Common Stock of Hypercom
Corporation.  This Joint Filing  Agreement  shall be filed as an Exhibit to such
Statement.

Dated: August 13, 2007

PARCHE, LLC                            RCG STARBOARD ADVISORS, LLC

By: RCG Starboard Advisors, LLC, its   By: Ramius Capital Group, L.L.C.,
managing member                        its sole member

STARBOARD VALUE AND OPPORTUNITY        RAMIUS CAPITAL GROUP, L.L.C.
MASTER FUND LTD.                       By: C4S & Co., L.L.C.,
                                           as managing member
By: RCG Starboard Advisors, LLC, its
investment manager                     C4S & CO., L.L.C.

                        By: /s/ Jeffrey M. Solomon
                            ---------------------------
                            Name: Jeffrey M. Solomon
                            Title: Authorized Signatory

/s/ Jeffrey M. Solomon
----------------------
JEFFREY M. SOLOMON

Individually and as attorney-in-fact
for Peter A. Cohen, Morgan B. Stark
and Thomas W. Strauss